                               EXHIBIT INDEX

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Registered Public Accounting Firm for RiverSource AccessChoice Select(SM) Variable Annuity.

10.3 Consent of Independent Registered Public Accounting Firm for RiverSource FlexChoice Select(SM) Variable Annuity.

10.5 Consent of Independent Registered Public Accounting Firm for Evergreen Pathways(SM) Select Variable Annuity.

10.8 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage Choice(SM) Select Variable Annuity.